UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
February 6, 2006

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-7832	75-1729843
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices
and zip code)
(817) 252-8000
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Seventh Amendment Agreement
Press Release
Waiver

Item 1.01 Entry into a Material Definitive Agreement
     On February 6, 2006, subsidiaries of Pier 1 Imports, Inc. (the “Company”) entered into an amendment to an agreement relating to the securitization of the Company’s proprietary credit card receivables. The Series 2001-1 Supplement dated as of September 4, 2001 (the “Supplement”) to the Pooling and Servicing Agreement dated as of February 12, 1997, among Pier 1 Funding, L.L.C., Pier 1 Imports (U.S.), Inc., and Wells Fargo Bank, National Association, as trustee, was amended to reduce the Long-Term Issuer Credit Rating (Local Currency) and corporate family rating required to be maintained by the Company from B+ by Standard & Poor’s or B1 by Moody’s to B- and B3, respectively. Ratings below these amended levels, or the withdrawal of either rating would result in the repayment of the Class A Certificates. Additionally, the Supplement was amended to increase the grace period to comply with the provision of the Supplement which requires either the segregation of in-store payments or the delivery of a letter of credit to cover in-store payment commingling risk from two business days to 30 days.
     A copy of the Seventh Amendment is included as Exhibit 10.1 to this Report on Form 8-K.
Item 8.01 Other Events
     In a press release issued on February 7, 2006, Pier 1 Imports, Inc. (the Company) announced that it intends to offer in a private offering, subject to market conditions and other factors, $150 million aggregate principal amount of convertible senior notes due 2036. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.
     On February 6, 2006, the Company and certain of its subsidiaries entered into a Waiver to the Credit Agreement dated as of November 22, 2005, among Pier 1 Imports (U.S.), Inc., Pier 1 Kids, Inc., the lenders named therein, Bank of America, N.A., as administrative agent and collateral agent, Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association, as co-syndication agents, and HSBC Bank USA, NA and JPMorgan Chase Bank, N.A., as co-documentation agents, and Bank of America Securities LLC, as arranger (the “Credit Agreement”). The Required Lenders, as defined in the Credit Agreement, waived any default or event of default under any loan document as a result of (i) the issuance and sale of the notes and the guarantees, (ii) the purchase of the call spread, (iii) the payment of cash and the issuance of common stock by the Company upon conversion and retirement of the notes, and (iv) the performance of the obligations of the loan parties related to the notes, the guarantees and the call spread, as described in the preliminary offering memorandum discussed in the press release attached hereto as Exhibit 99.1.
     A copy of the Waiver to the Credit Agreement is included as Exhibit 99.2 to this Report on Form 8-K.
     On December 20, 2005, the Company received a notice pursuant to 16 C.F.R. §803.5(a) which stated that Mr. Jákup á Dul Jacobsen has a good faith intention to acquire common stock of the Company exceeding the $106.2 million threshold set forth in 16 C.F.R. §801.1(h) and that Mr. Jacobsen filed a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On February 6, 2006, Mr. Jacobsen filed a Schedule 13D with the Securities and Exchange Commission reporting his beneficial ownership of 8,594,200 shares of common stock of the Company.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit 10.1	Seventh Amendment Agreement dated as of February 6, 2006, by and among Pier 1 Funding, L.L.C., Pier 1 Imports (U.S.), Inc. and Wells Fargo Bank, National Association, as trustee

Exhibit 99.1	Press release dated February 7, 2006 issued by Pier 1 Imports, Inc.

Exhibit 99.2	Waiver

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: February 7, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and General Counsel

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